SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       -----------------------------------



                                    FORM 8-K




     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of report (Date of earliest event reported): May 14, 1998 (February 25,
                                     1998)


                           ESSEX PROPERTY TRUST, INC.
                          (Exact name of Registrant as
                            Specified in its Charter)

                                    Maryland
                          (State or Other Jurisdiction
                                of Incorporation)

                                     1-13106
                            (Commission File Number)

                                   77-0369576
                        (IRS Employer Identification No.)


                              925 East Meadow Drive
                               Palo Alto, CA 94303
                                 (650) 494-3700
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

Item 5.  OTHER EVENTS.

The following operating properties were acquired or are to be acquired by Essex Portfolio, L.P., the "Operating Partnership" as to which Essex Property Trust, Inc. owns a controlling general partner interest. References to the "Company" include Essex Property Trust, Inc. and the Operating Partnership.

1998 Acquisitions

On February 25, 1998, the Company acquired Mirabella Apartments, a 608 unit apartment community located in Newbury Park, California, for a contract price of $50.5 million. In connection with the transaction, the Company entered into a variable rate $25.0 million loan that matures in February 2000. Prometheus
Southern California II, L.P., a California limited partnership, was the arms-length unrelated third party seller of the property.

On March 3, 1998, the Company acquired Wimbledon Woods, a 560 unit apartment community located in Hayward, California, for a contract price of $44.0 million. W.P. Hayman, Limited Partnership, a Michigan limited partnership, was the arms-length unrelated third party seller of the property.

On April 1, 1998, the Company acquired Bunker Hill Towers, a 456 unit apartment high-rise community located in Los Angeles, California, for a contract price of approximately $36.5 million. In connection with the transaction the Company assumed an approximate $18.4 million, 7.39% fixed rate loan. The loan matures in November 2007. Brilliant Future, Inc., a California corporation, was the arms-length unrelated third party seller of the property.

On April 3, 1998, the Company acquired Cochran Apartments, a 58 unit apartment community located in Los Angeles, California, for a contract price of $5.4 million. Metric Institutional Apartment Fund II, a California limited partnership, was the arms-length unrelated third party seller of the property.

These acquisitions were funded with the net proceeds from the Company's February 1998 perpetual preferred units offering, loans secured by the properties as indicated above, the Company's lines of credit and proceeds from the disposition of the Company's three retail shopping centers.

1998 Pending Acquisitions

In January 1998, the Company approved the acquisition of Mt. Sutro Terrace Apartments, a 99 unit apartment building located in San Francisco, California for a contract price of $10.3 million. Mt. Sutro Terrace Associates is the arms-length unrelated third party seller of the property. The contract price is $10.3 million and the closing of the acquisition is expected to occur no later than September 1998.

This acquisition is subject to negotiation of final terms of purchase and customary closing conditions. Accordingly, there can be no assurance that this acquisition will be completed. If this transaction is completed, the Company anticipates funding the acquisition with the Company's lines of credit.

1998 Dispositions

On February 25, 1998, the Company sold Canby Square, Garrison Square, and Powell Villa, three retail shopping centers located in the Portland, Oregon metropolitan area for a net sales price of $15.8 million, resulting in a net gain of approximately $5.0 million. An entity consisting of Western Seven Trees Investors, a California limited partnership and Western Las Hadas Investors, a California limited partnership was the related party purchaser of the properties.

In all of the acquisition and disposition transactions, the purchase price was based on a number of factors, including historical and projected rental income, appropriate capitalization rates for similar properties, market comparables, prevailing market conditions in the area and extensive due diligence studies including review of financial operations and physical inspections.



Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.                              Page

(a)  Financial Statements

      Independent Auditors' Report                                         4

      Combined Statement of Revenues and Certain Expenses of
      Wimbledon Woods and Bunker Hill Towers for the Year
      Ended December 31, 1997.                                             5

      Notes to Combined Statement of Revenues and Certain
      Expenses of Wimbledon Woods and Bunker Hill Towers
      for the Year Ended December 31, 1997.                                6

(b)  Pro Forma Condensed Consolidated Financial Information - Unaudited

      Pro Forma Condensed Consolidated Balance Sheet as of
      December 31, 1997.                                                   8

      Pro Forma Condensed Consolidated Statement of Operations
      for the year ended December 31, 1997.                                9

      Notes to Pro Forma Condensed Consolidated Financial Information.    10

(c)  Exhibits

     23.1         Consent of Independent Public Accountants               12



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            ESSEX PROPERTY TRUST, INC.



May 14, 1998                                By:             /s/ Mark J. Mikl
                                                            ----------------
                                                                Mark J. Mikl
                                                                Controller

                          Independent Auditors' Report

The Board of Directors
Essex Property Trust, Inc.:

We have audited the accompanying Combined Statement of Revenues and Certain Expenses (the Statement) of Wimbledon Woods and Bunker Hill Towers for the year ended December 31, 1997. The Statement is the responsibility of management. Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared to comply with the requirements of Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and excludes certain expenses, described in note 1, that would not be comparable to those resulting from the proposed future operations of the properties. It is not intended to be a complete presentation of the operations of the properties.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in note 1, of Wimbledon Woods and Bunker Hill Towers for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                  Kpmg Peat Marwick LLP

San Francisco, California
March 31, 1998

                     WIMBLEDON WOODS AND BUNKER HILL TOWERS

               Combined Statement of Revenues and Certain Expenses

                          Year ended December 31, 1997


Revenues:
     Rental income                                              $   9,966,394
     Other                                                            745,367
                                                                -------------

                                                                   10,711,761
                                                                -------------
Certain expenses:
     Salaries                                                       1,419,290
     Utilities                                                      1,361,129
     Interest                                                       1,359,760
     Maintenance                                                      872,701
     Real estate taxes                                                608,530
     Administrative                                                   266,861
     Insurance                                                        243,838
     Advertising                                                       96,865
                                                                -------------
                                                                    6,228,974
                                                                -------------
Revenues in excess of certain expenses                          $   4,482,787
                                                                =============




















 See accompanying notes to combined statement of revenues and certain expenses.

                     WIMBLEDON WOODS AND BUNKER HILL TOWERS

          Notes to Combined Statement of Revenues and Certain Expenses

                                December 31, 1997

                             (Dollars in Thousands)



(1)      Properties and Accounting Presentation

         The Combined Statement of Revenues and Certain Expenses has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and relates to the 1997 operations of Wimbledon Woods, a 560 unit apartment community located in Hayward, California, and Bunker Hill Towers, a 456 unit apartment high-rise community located in Los Angeles, California.

         The following represents the date each property was acquired:

                  Property                                        Date
                  --------                                        ----

                  Wimbledon Woods                             March 3, 1998
                  Bunker Hill Towers                          April 1, 1998


         In accordance with Rule 3-14, expenses are presented exclusive of depreciation, management fees, interest on loans not assumed and income taxes as these expenses would not be comparable to the proposed future operations of the properties.

         The acquisition of the properties may result in a new valuation for purposes of determining future property tax assessments.

         Rental revenue is recognized on the accrual basis of accounting. Tenant leases are generally for a one year period or less. Acquisition mortgage debt assumed was approximately $18,400 with an interest rate of 7.39%














                                                                     (Continued)
                                  Page 6 of 12

                     WIMBLEDON WOODS AND BUNKER HILL TOWERS

          Notes to Combined Statement of Revenues and Certain Expenses

                             (Dollars in Thousands)


(2) Estimated Taxable Operating Results and Cash to be Made Available by Operations (unaudited)

     Estimated Taxable Operating Income and Cash Available by Operations for the twelve months ended December 31, 1997 are shown below. However, Essex Property Trust, Inc. (the Company) has and believes it will continue to qualify as a real estate investment trust (REIT) under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended. The Company also believes that current distributions to shareholders will exceed 95% of its taxable income. Depreciation expense of $2,590 was estimated considering the purchase price of each property and the appropriate income tax depreciation method using a 27 1/2 year depreciable life for the buildings.

     Taxable Operating Income for Essex Property Trust, Inc. ("Registrant") is estimated income subject to taxation before the dividends paid deduction. Taxable income for Wimbledon Woods and Bunker Hill Towers is estimated based on their combined revenues in excess of certain expenses in the accompanying financial statement less estimated depreciation's expense. The dividends paid deduction is estimated based on registrants policy of paying dividends which exceed 95% of taxable income. Estimated Cash To Be Made Available By Operations reflects Registrants' 1997 cash from operating activities. Cash To Be Made Available By Operations from the combined operations of Wimbledon Woods and Bunker Hill Towers is estimated to be the same as revenues in expense of certain expenses in the accompanying financial statement.


                                                 Wimbledon
                                                 Woods and
                                                Bunker Hill
                              Registrant           Towers          Combined
                           ----------------    --------------    --------------
                                        Year ended December 31, 1997
                           ----------------------------------------------------

Estimated taxable
operating income           $     21,800         $     1,893       $   23,693

Estimated dividend
paid deduction                  (21,800)             (1,893)         (23,693)

Estimated tax expense      $          -                   -                -
                           =================    ==============    =============

Estimated cash
available by operations    $     55,537         $     4,483       $   60,020
                           =================    ==============    =============


                                                                ESSEX PROPERTY TRUST, INC.
                                                     Pro Forma Condensed Consolidated Balance Sheet
                                                                  As of December 31, 1997
                                                                        (Unaudited)
                                               (Dollars in thousands, except shares and per share amounts)



                                                                        Pro Forma Adjustments (2)
                                                                       ---------------------------
                                                                         Aquisition
                                                                         and Equity   Disposition
                                                           Historical   Transactions  Transactions  Pro Forma
                                                           ----------   ------------  ------------  ----------
    ....................................................

ASSETS
Real estate
  Rental properties
    Land and land improvements .........................   $  182,416     $  29,340   $   (2,545)   $ 209,211

    Buildings and improvements .........................      548,571       117,360       (9,731)     656,200
                                                           ----------     ---------   -----------   ---------
                                                              730,987       146,700      (12,276)     865,411

  Less accumulated depreciation ........................      (58,040)           --        1,436      (56,604)
                                                           -----------    ----------  -----------   ---------
                                                              672,947       146,700      (10,840)     808,807

  Investments ..........................................        2,347            --           --        2,347
  Real estate under development ........................       27,422            --           --       27,422
                                                           -----------    ----------  -----------   ---------
                                                              702,716       146,700      (10,840)     838,576

Cash and cash equivalents ..............................        4,282       (16,000)      15,842        4,124
Restricted cash ........................................        6,093            --           --        6,093
Notes and other related party receivables ..............        9,264            --           --        9,264
Notes and other receivables ............................        8,602            --           --        8,602
Prepaid expenses and other assets ......................        3,838            --           --        3,838
Deferred charges, net ..................................        4,040            --           --        4,040
                                                           -----------     ---------  -----------   ---------
                                                           $  738,835     $ 130,700    $   5,002    $ 874,537
                                                           ==========     ==========   ==========   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable .................................   $  248,997     $  43,400    $      --    $ 292,397
Lines of credit ........................................       27,600        29,025           --       56,625
Accounts payable and accrued liabilities ...............       21,337            --           --       21,337
Dividends payable ......................................        9,189            --           --        9,189
Other liabilities ......................................        4,208            --           --        4,208
                                                           -----------    ---------  -----------   ---------
  Total liabilities ....................................      311,331        72,425           --      383,756
Minority interests .....................................       28,589        58,275           --       86,864

STOCKHOLDERS' EQUITY
  8.75% convertible preferred stock, series 1996A,
    $.0001 par value, 1,600,000 authorized,
    issued and outstanding .............................           1             --           --            1

  Common stock, $.0001 par value, 668,400,000 shares
    authorized, 16,614,687 shares issued and outstanding           2             --           --            2

  Excess stock, $.0001 par value, 330,000,000 shares
     no shares issued or outstanding....................          --             --           --           --
 Additional paid in capital ...........................      430,804             --           --      430,804
Accumulated deficit ....................................     (31,892)            --        5,002      (26,890)
                                                           -----------     ---------  -----------   ---------
     Total stockholders' equity ........................     398,915             --        5,002      403,917
                                                           -----------     ---------  -----------   ---------

                                                           $ 738,835      $ 130,700      $ 5,002    $ 874,537
                                                          ==========      ==========   ==========   =========



                       See accompanying notes to ProForma condensed consolidated financial information
                                                            Page 8 of 12



                                                        ESSEX PROPERTY TRUST, INC.
                                      Pro Forma Condensed Consolidated Statement of Operations
                                                 For the year ended December 31, 1997
                                                             (Unaudited)
                                     (Dollars in thousands, except shares and per share amounts)


                                                                        Pro Forma Adjustments (3)
                                                                  -------------------------------------
                                                                    Acquisition         Disposition
                                                  Historical       Transactions         Transactions         Pro Forma
                                                --------------    -------------------------------------  ----------------
    ........................................

Revenues
  Rental ...................................   $     79,936         $     18,669        $      2,298      $     96,307
  Interest and other income ................          4,633                  754                   4             5,383
                                               ------------         ------------        ------------       ------------
                                                     84,569               19,423               2,302           101,690
                                               ------------         ------------        ------------       ------------
Expenses
  Property operating expenses
    Maintenance and repairs ................          6,814                2,027                 253             8,588
    Real estate taxes ......................          6,340                1,606                 129             7,817
    Utilities ..............................          5,074                1,784                 170             6,688
    Administrative .........................          5,514                1,315                   7             6,822
    Advertising ............................          1,225                  204                  --             1,429
    Insurance ..............................            859                  181                  27             1,013
    Depreciation and amortization ..........         13,992                5,204                  22            19,174
                                               ------------         ------------        ------------      ------------
                                                     39,818               12,321                 608            51,531
                                               ------------         ------------        ------------      ------------
  Interest .................................         12,659                5,358                  --            18,017
  Amortization of deferred financing costs .            509                   --                  --               509
  General and administrative ...............          2,413                   --                  --             2,413
  Loss from hedge termination ..............            138                   --                  --               138
                                               ------------         ------------        ------------      ------------
    Total expenses .........................         55,537               17,679                 608            72,608
    Income before gain on sales of real estate,
    minority interests and extraordinary item        29,032                1,744               1,694            29,082
Gain on sales of real estate ...............          5,114                   --                  --             5,114
Minority interest ..........................         (4,469)              (4,779)               (185)           (9,063)
                                               ------------         ------------        ------------      ------------
    Income before extraordinary item .......   $     29,677               (3,035)              1,509            25,133
                                               ============         ============        ============      ============
Per share data
Basic:
Income before extraordinary item ...........   $       1.98                                               $       1.65
Weighted average number of shares
  outstanding during the period ............     13,644,906                                                 13,644,906
                                               ============                                               ============
Diluted:
Income before extraordinary item ...........   $       1.94                                               $       1.62
Weighted average number of shares
  outstanding during the period ............     15,285,288                                                 15,285,288
                                               ============                                               ============

                    See accompanying notes to pro forma condensed consolidated financial information
                                                      Page 9 of 12

                           ESSEX PROPERTY TRUST, INC.
         Notes to Pro Forma Condensed Consolidated Financial Information
                                December 31, 1997
                                   (Unaudited)
           (Dollars in thousands, except shares and per share amounts)

(1) - Overview
--------------

     The Historical column of the Pro Forma Condensed Consolidated financial information includes the accounts of the Company and Essex Portfolio, L.P. (The "Operating Partnership", which holds the operating assets of the Company). The Company is the sole general partner in the Operating Partnership.

     Between January 1, 1998 and April 3, 1998, Essex directly acquired four multifamily properties, totaling 1,682 units, at an aggregate contract price of $136,400. In addition, Essex currently has one multifamily property, totaling 99 units, which would be considered a probable acquisitions at an aggregate contract price of $10,300. During this period the Company disposed of three retail shopping centers for a net sales price of $15,842 resulting in a net gain of $5,002. Additional information regarding these property transactions is included in Item 5 of this Form 8-K filing.

     On February 6, 1998, the Operating Partnership completed the sale of 1,200,000 units of its 7.875% Series B Cumulative Redeemable Preferred Units ("Perpetual Preferred Units") to an institutional investor in a private placement, at a price of $50.00 per unit. The net proceeds from this offering were approximately $58,275.

     On April 20, 1998, the Operating Partnership completed the sale of 400,000 units of its 7.875% Series B Cumulative Redeemable Preferred Units to the same institutional investor noted above, at a price of $50.00 per unit. The net proceeds from this offering were approximately $19,500.

     The unaudited pro forma condensed consolidated balance sheet as of December 31, 1997 is presented as if the property and equity transactions occurred on December 31, 1997. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997, is presented as if the property and equity transactions stated above occurred on January 1, 1997.

(2) - Pro Forma Condensed Consolidated Balance Sheet Adjustments
----------------------------------------------------------------

     The pro forma condensed consolidated balance sheet as of December 31, 1997 includes pro forma adjustments for four property acquisitions and one probable acquisition subsequent to December 31, 1997 with an aggregate cost of $146,700. It is assumed that 80% of the increase in real estate investment will be allocated to buildings and improvements for purposes of depreciation.

     The detail of the increase in real estate investment based on properties acquired since December 31, 1997 is as follows:

                                   Acquisition  Date         Acquisition Price

Mirabella Apartments               February 25, 1998           $ 50,500
Wimbledon Woods                    March 3, 1998                 44,000
Bunker Hill Towers                 April 1, 1998                 36,500
Cochran Apartments                 April 3, 1998                  5,400
Mt. Sutro Terrace Apartments       Pending                       10,300

The pro forma condensed consolidated balance sheet as of December 31, 1997 includes pro forma adjustments for the Perpetual Preferred Units sale. The net proceeds from this sale were $58,275.

                           ESSEX PROPERTY TRUST, INC.
         Notes to Pro Forma Condensed Consolidated Financial Information

                                December 31, 1997

                                   (Unaudited)
           (Dollars in thousands, except shares and per share amounts)


     The pro forma condensed consolidated balance sheet as of December 31, 1997 includes pro forma adjustments for three property dispositions subsequent to December 31, 1997 with a net sales price of $15,842. Actual book values as of December 31, 1997 for the three retail properties sold are included as a pro forma adjustment.

     The Mirabella Apartments acquisition was funded with a $25,000 variable rate loan and $25,500 of proceeds from the Perpetual Preferred Units offering.

     The Bunker Hill Towers acquisition was funded with $18,400 of assumed fixed rate debt and $25,600 of the Company's lines of credit and proceeds from the Perpetual Preferred Units offering.

     The Wimbledon Woods and Cochran Apartments acquisitions were funded with the Company's lines of credit, proceeds from the sale of the three retail shopping centers and proceeds from the Perpetual Preferred Units offering.

     The Mt. Sutro Terrace Apartments acquisition is anticipated to be funded with the Company's line of credit.

(3) - Pro Forma Condensed Consolidated Statements of Operations Adjustments
---------------------------------------------------------------------------

     The pro forma condensed consolidated statement of operations for the year ended December 31, 1997 presents revenues and expenses based on historical performance adjusted for known changes in future operations.

                        Consent of Independent Auditors'

The Board of Directors
Essex Property Trust, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated March 31, 1998 included in this Form 8-K into the Company's previously filed Registration Statement Nos. 333-44467 and 333-21989.

                                                          KPMG Peat Marwick LLP

San Francisco, California
May 5, 1998